                                                                    Exhibit 4.11

     THIS SECURITY IS NOT A DEPOSIT OR OTHER OBLIGATION OF A DEPOSITORY INSTITUTION AND IS NOT INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION, THE BANK INSURANCE FUND OR ANY OTHER GOVERNMENTAL AGENCY.

     THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR UNDER THE PUERTO RICO UNIFORM SECURITIES ACT OR ANY OTHER STATE OR COMMONWEALTH OF PUERTO RICO SECURITIES LAWS. NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.

     THE HOLDER HEREOF, BY PURCHASING THIS SECURITY, AGREES FOR THE BENEFIT OF SANTANDER BANCORP THAT (a) THIS SECURITY MAY NOT BE RESOLD, PLEDGED OR OTHERWISE TRANSFERRED OTHER THAN (1) TO SANTANDER BANCORP OR A SUBSIDIARY THEREOF OR TO THE TRUST, (2) IN A TRANSACTION ENTITLED TO AN EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT (IF AVAILABLE), (3) SO LONG AS THIS SECURITY IS ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT ("RULE 144A"), TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE RESALE, PLEDGE OR OTHER TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (4) TO A "NON U.S. PERSON" IN AN "OFFSHORE TRANSACTION" PURSUANT TO REGULATION S UNDER THE SECURITIES ACT, (5) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT TO AN "ACCREDITED INVESTOR" WITHIN THE MEANING OF SUBPARAGRAPH (a) (1), (2), (3) OR (7) OF RULE 501 UNDER THE SECURITIES ACT THAT IS ACQUIRING THE SECURITY FOR ITS OWN ACCOUNT, OR FOR THE ACCOUNT OF SUCH AN "ACCREDITED INVESTOR," FOR INVESTMENT PURPOSES AND NOT WITH A VIEW TO, OR FOR OFFER OR SALE IN CONNECTION WITH, ANY DISTRIBUTION IN VIOLATION OF THE SECURITIES ACT, OR (6) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT, SUBJECT, IN THE CASE OF CLAUSES (5) OR
(6), TO THE RECEIPT BY SANTANDER BANCORP OF AN OPINION OF COUNSEL OR SUCH OTHER EVIDENCE ACCEPTABLE TO SANTANDER BANCORP THAT SUCH RESALE, PLEDGE OR TRANSFER IS EXEMPT FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT OR (7) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT AND THAT (b) THE HOLDER WILL, AND EACH SUBSEQUENT HOLDER IS REQUIRED TO, NOTIFY ANY PURCHASER OF THIS SECURITY OF THE RESALE RESTRICTIONS REFERRED TO IN THE AMENDED AND RESTATED DECLARATION OF TRUST AND DELIVER TO THE TRANSFEREE (OTHER THAN A QUALIFIED INSTITUTIONAL BUYER) PRIOR TO THE SALE A COPY OF THE TRANSFER RESTRICTIONS APPLICABLE HERETO (COPIES OF WHICH MAY BE OBTAINED FROM SANTANDER BANCORP).

     THE HOLDER OF THIS SECURITY IS ENTITLED TO THE BENEFITS OF A REGISTRATION RIGHTS AGREEMENT DATED AS OF FEBRUARY 28, 2006 AND, BY ITS ACCEPTANCE HEREOF, AGREES TO BE BOUND BY AND TO COMPLY WITH THE PROVISIONS OF SUCH REGISTRATION RIGHTS AGREEMENT.

     IN CONNECTION WITH ANY TRANSFER, THE HOLDER WILL DELIVER TO THE REGISTRAR AND TRANSFER AGENT SUCH CERTIFICATES AND OTHER INFORMATION AS MAY BE REQUIRED BY THE DECLARATION TO CONFIRM THAT THE TRANSFER COMPLIES WITH THE FOREGOING RESTRICTIONS.

REGISTERED NO. 001                                PRINCIPAL AMOUNT: $129,000,000

                                SANTANDER BANCORP

                 7.00% JUNIOR SUBORDINATED DEBENTURES, SERIES A
                                DUE JULY 1, 2036

     SANTANDER BANCORP, a corporation duly organized and existing under the laws of the Commonwealth of Puerto Rico (hereinafter called the "Company," which term includes any successor corporation under the Indenture hereinafter referred to), for value received, hereby promises to pay to Banco Popular de Puerto Rico, as Property Trustee of Santander PR Capital Trust I, or registered assigns, the principal sum of One Hundred Twenty-Nine Million Dollars ($129,000,000) on July 1, 2036. The Company further promises to pay interest on the principal sum from February 28, 2006 or from the most recent Interest Payment Date to which interest has been paid or duly provided for semiannually (subject to deferral as set forth herein) on the first day of each January and July of each year commencing January 1, 2007 at the rate of 7.00% per annum, together with Additional Sums, if any, as provided in Section 1007 of the Indenture, until the principal hereof is paid or made available for payment; provided, however, that any overdue installment of interest (after giving effect to any Extension Period permitted by this Security) shall bear Additional Interest at the rate of 7.00% per annum (to the extent that the payment of such interest shall be legally enforceable), from the date such installment was due until it is paid or made available for payment. The amount of interest payable for any period less than a full semiannual interest period shall be computed on the basis of a 360-day year of twelve 30-day months and the actual days elapsed in such partial period. The amount of interest payable for any full semiannual interest period shall be computed by dividing the applicable rate per annum by two. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in the Indenture, be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest, which shall be the 15th calendar day (whether or not a Business Day, as defined below) of the month next preceding such Interest Payment Date. If an Interest Payment Date is not a Business Day, interest on this Security shall be payable on the next day that is a Business Day, with the same force and effect as if made on such Interest Payment Date, and without any interest or other payment with respect to the delay. "Business Day" as used hereinabove is a day other than a Saturday, a Sunday or any other day on which banking institutions in San Juan, Puerto Rico, Wilmington, Delaware or New York, New York are authorized or required by law, regulation or executive order to remain closed or are customarily closed.

     Any interest not punctually paid or duly provided for will forthwith cease to be payable to the Holder on such Regular Record Date and may either be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice whereof shall be given to Holders of Securities of this series not less than 10 days prior to such Special Record Date, or be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Securities of this series may be listed, and upon such notice as may be required by such exchange, all as more fully provided in the Indenture.

     So long as no Event of Default has occurred and is continuing, the Company shall have the right, at any time during the term of this Security, from time to time to defer the payment of interest on this Security for up to 60 consecutive monthly interest payment periods with respect to each deferral period (each an "Extension Period"), during which Extension Period the Company shall have the right to make a partial payment of interest on any Interest Payment Date, at the end of which the Company shall pay all interest then accrued and unpaid including any Additional Interest, as provided below; provided, however, that no Extension Period shall extend beyond the Maturity of the principal of this Security and no such Extension Period may end other than at the end of a full monthly interest period; and provided, further, however, that during any such Extension Period, the Company shall not (i) make any payment of principal of or interest or premium, if any, on or repay, repurchase or redeem any debt securities of the Company that rank pari passu in all respects with or junior in interest to this Security (except for any partial payments of interest with respect to and permitted under the Securities of this series), or (ii) declare or pay any dividends or distributions on, or redeem, purchase, acquire or make a liquidation payment with respect to, any of the Company's capital stock (other than

(a) repurchases, redemptions or other acquisitions of shares of capital stock of the Company in connection with any employment contract, benefit plan or other similar arrangement with or for the benefit of any one or more employees, officers, directors, consultants or independent contractors, in connection with a dividend reinvestment or stockholder stock purchase plan or in connection with the issuance of capital stock of the Company (or securities convertible into or exercisable for such capital stock) as consideration in an acquisition transaction entered into prior to the applicable Extension Period, (b) as a result of an exchange, redemption or conversion of any class or series of the Company's capital stock (or any capital stock of a subsidiary of the Company) for any other class or series of the Company's capital stock or of any class or series of the Company's indebtedness for any class or series of the Company's capital stock, (c) the purchase of fractional interests in shares of the Company's capital stock pursuant to the conversion or exchange provisions of such capital stock or the security being converted or exchanged, (d) any declaration of a dividend in connection with any Rights Plan, or the issuance of rights, stock or other property under any Rights Plan, or the redemption or repurchase of rights pursuant thereto, (e) payments by the Company under the Guarantee Agreement, or (f) any dividend in the form of stock, warrants, options or other rights where the dividend stock or the stock issuable upon exercise of such warrants, options or other rights is the same stock as that on which the dividend is being paid or ranks pari passu with or junior to such stock). Prior to the termination of any such Extension Period, the Company may extend such Extension Period and further defer the payment of interest, provided that no Extension Period shall exceed 60 consecutive monthly interest payment periods, extend beyond the Maturity of the principal of this Security or end other than at the end of a full monthly interest period. Upon the termination of any such Extension Period and upon the payment of all accrued and unpaid interest and any Additional Interest then due on any Interest Payment Date, the Company may elect to begin a new Extension Period, subject to the above conditions. No interest or Additional Interest shall be due and payable during an Extension Period, except at the end thereof, but each installment of interest that would otherwise have been due and payable during such Extension Period shall bear Additional Interest (to the extent that the payment of such interest shall be legally enforceable) at the rate of 7.00% per annum, compounded monthly and calculated as set forth in the first paragraph of this Security, from the dates on which amounts would otherwise have been due and payable until paid or made available for payment. The Company shall give the Holder of this Security and the Trustee notice of its election to begin any Extension Period at least one Business Day prior to the next succeeding Interest Payment Date on which interest on this Security would be payable but for such deferral or, so long as such Securities are held by or on behalf of Santander PR Capital Trust I, at least one Business Day prior to the earlier of (i) the next succeeding date on which Distributions on the Capital Trust Securities of such Issuer Trust would be payable but for such deferral, and (ii) the date on which the Property Trustee of such Issuer Trust is required to give notice to holders of such Capital Trust Securities of the record date or the date such Distributions are payable.

     Payment of interest, including Additional Interest, on this Security will be made in immediately available funds at the office or agency of the Company maintained for that purpose in the City of San Juan, Puerto Rico, in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts; provided, however, that, at the option of the Company, payment of interest may be paid by check mailed to the Person entitled thereto at such Person's last address as it appears in the Security Register or, upon written request of a Holder of $1,000,000 or more in aggregate principal amount of Securities of this series not less than 15 calendar days prior to the applicable Interest Payment Date, by wire transfer to such account as may have been designated by such Person. Payment of principal of and interest, including Additional Interest, on this Security at Maturity will be made against presentation of this Security at the office or agency of the Company maintained for that purpose in the City of San Juan, Puerto Rico.

     Reference is hereby made to the further provisions of this Security set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

     Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof by manual signature or its duly authorized agent under the Indenture referred to on the reverse hereof by manual signature, this Security shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

                            [SIGNATURE PAGE FOLLOWS]

     IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed.

DATED: February 28, 2006

                                        SANTANDER BANCORP


                                        By:
                                            ------------------------------------
                                        Name: Carlos M. Garcia
                                        Title: Senior Executive Vice President
                                               and Chief Operating Officer


                                        By:
                                            ------------------------------------
                                        Name: Juan P. Perez Hanley
                                        Title: Senior Vice President and
                                               Treasurer

TRUSTEE'S CERTIFICATE
OF AUTHENTICATION
This is one of the Securities
of the series designated
therein referred to in the
within-mentioned Indenture.

Banco Popular de Puerto Rico
as Trustee


By:
    ---------------------------------
    Authorized Signature

OR


                                , as
--------------------------------
Authenticating Agent for the Trustee


By:
    ---------------------------------
    Authorized Signature

                             [REVERSE OF DEBENTURE]

                                SANTANDER BANCORP

                 7.00% JUNIOR SUBORDINATED DEBENTURES, SERIES A
                                DUE JULY 1, 2036

     This Security is one of a duly authorized issue of junior subordinated securities of the Company (herein called the "Securities"), issued and to be issued in one or more series under an indenture dated as of February 28, 2006, as amended or supplemented from time to time (herein called the "Indenture"), between the Company and, as Trustee (herein called the "Trustee," which term includes any successor trustee under the Indenture), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee and the Holders of the Securities, and of the terms upon which the Securities are, and are to be, authenticated and delivered. This Security is one of the series designated on the face hereof, limited in aggregate principal amount to $129,000,000. All terms used in this Security which are defined in the Indenture shall have the meanings assigned to them in the Indenture unless otherwise defined in this Security.

     Subject to any required prior approval of the Primary Federal Regulator, the Company may at any time, at its option, on or after July 1, 2011, and subject to the terms and conditions of Article Eleven of the Indenture, redeem the Securities of this series in whole at any time or in part from time to time, at a Redemption Price equal to 100% of the principal amount thereof, together, in the case of any such redemption, with accrued but unpaid interest, including any Additional Interest, to but excluding the Redemption Date.

     In addition, upon the occurrence and during the continuation of a Tax Event, an Investment Company Event or a Capital Treatment Event in respect of Santander PR Capital Trust I, the Company may, at its option, at any time within 90 days of the occurrence and during the continuation of such Tax Event, Investment Company Event or Capital Treatment Event, as the case may be, subject to any required prior approval of the Primary Federal Regulator, redeem the Securities of this series, in whole but not in part, subject to the terms and conditions of Article Eleven of the Indenture, at a Redemption Price equal to 100% of the principal amount thereof, together, in the case of any such redemption, with accrued but unpaid interest, including any Additional Interest, to but excluding the Redemption Date.

     The Securities of this series are not subject to repayment at the option of the Holder hereof. The Securities of this series will not be entitled to any sinking fund.

     The indebtedness evidenced by the Securities of this series is, to the extent and in the manner set forth in the Indenture, subordinate and subject in right of payment to the prior payment in full of the principal of and premium, if any, and interest on all Senior Debt of the Company, and each Holder of the Securities of this series, by accepting the same, agrees to and shall be bound by the provisions of the Indenture with respect hereto. The Securities of this series shall rank on a parity with all Trust Related Securities, including without limitation, the Guarantee Agreement related to the 7.00% Capital Securities of Santander PR Capital Trust I.

     If an Event of Default, as defined in the Indenture, with respect to Securities of this series shall occur and be continuing, the principal of the Securities of this series may be declared due and payable in the manner and with the effect provided in the Indenture.

     The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Securities of each series to be affected under the Indenture at any time by the Company and the Trustee with the consent of the Holders of a majority in principal amount of the Securities at the time Outstanding of all series to be affected, acting together. The Indenture also contains provisions permitting the Holders of a majority in principal amount of the Securities of all series at the time Outstanding affected by certain provisions of the Indenture, acting together, on behalf of the Holders of all Securities of such series, to waive compliance by the Company with those provisions of the Indenture. Certain past defaults under the Indenture and their consequences may be waived under the Indenture by the Holders of a majority in principal amount of the Securities of each series at the time Outstanding, on behalf of the Holders of all Securities of such series. All of the rights of the Holders set forth in this paragraph are subject to the rights of the holders of Capital Trust Securities as set forth in the Indenture. Any such consent or waiver by the Holder of this Security shall be conclusive and binding upon such Holder and upon all future Holders of this Security and of any Security issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Security.

     The provisions contained in Section 403 and Article Seventeen of the Indenture for defeasance of the entire indebtedness on this Security and certain restrictive covenants and certain Events of Default do not apply to this Security. The provisions contained in Section 401 of the Indenture for defeasance of the entire indebtedness on this Security in certain circumstances shall apply to this Security.

     Upon due presentment for registration of transfer of this Security at the office or agency of the Company in the City of San Juan, Puerto Rico, a new Security or Securities of this series in authorized denominations of $25 or integral multiples thereof for an equal aggregate principal amount will be issued to the transferee in exchange herefor, as provided in the Indenture and subject to the limitations provided therein and to the limitations described below, without charge except for any tax or other governmental charge imposed in connection therewith.

     If this Security is a Global Security, this Security is exchangeable for definitive Securities in registered form only if (x) the Depositary notifies the Company that it is unwilling or unable to continue as Depositary for this Security or if at any time the Depositary ceases to be a clearing agency registered under the Securities Exchange Act of 1934, as amended, and a successor depositary is not appointed within 90 days, (y) the Company in its sole discretion determines that this Security shall be exchangeable for definitive Securities in registered form and notifies the Trustee thereof, or
(z) an Event of Default with respect to the Securities represented hereby has occurred and is continuing. If this Security is exchangeable pursuant to the preceding sentence, it shall be exchangeable for definitive Securities in registered form, bearing interest, including Additional Interest, at the same rate, having the same date of issuance, redemption provisions, Stated Maturity and other terms and of authorized denominations aggregating a like amount.

     If this Security is a Global Security, this Security may not be transferred except as a whole by the Depositary to a nominee of the Depositary or by a nominee of the Depositary to the Depositary or another nominee of the Depositary or by the Depositary or any such nominee to a successor of the Depositary or a nominee of such successor. Except as provided above, owners of beneficial interests in this global Security will not be entitled to receive physical delivery of Securities in definitive form and will not be considered the Holders hereof for any purpose under the Indenture.

     Subject to the rights of holders of Senior Debt of the Company set forth in this Security and the indenture referred to above, no reference herein to the Indenture and no provision of this Security or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and interest, including any Additional Interest, on this Security at the times, place and rate, and in the coin or currency, herein prescribed, except as otherwise provided in this Security and except that in the event the Company deposits money or Eligible Instruments as provided in Section 401 of the Indenture, such payments will be made only from proceeds of such money or Eligible Instruments.

     Prior to due presentment of this Security for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Security is registered as the owner hereof for all purposes, whether or not this Security be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

     No recourse shall be had for the payment of the principal of or the interest, including Additional Interest, on this Security, or for any claim based hereon, or otherwise in respect hereof, or based on or in respect of the Indenture or any indenture supplemental thereto, against any incorporator, stockholder, officer or director, as such, past, present or future, of the Company or any successor corporation, whether by virtue of any constitution, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise, all such liability being, by the acceptance hereof and as part of the consideration for the issuance hereof, expressly waived and released.

     The Company and, by its acceptance of this Security or a beneficial interest herein, the Holder of, and any Person that acquires a beneficial interest in, this Security, agree that for United States federal or Puerto Rico, state and local tax purposes it is intended that this Security constitute indebtedness.

                                  ABBREVIATIONS

     The following abbreviations, when used in the inscription on the face of this instrument, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM -- as tenants in common

TEN ENT -- as tenants by the entireties

JT TEN -- as joint tenants with right of survivorship and not as tenants in common

UNIF GIFT MIN ACT -- ________________   Custodian _______________________
                          (Cust)                                         (Minor)

Under Uniform Gifts to Minors Act

_________________________________
             (State)

     Additional abbreviations may also be used though not in the above list.

     FOR VALUE RECEIVED, the undersigned hereby sell(s) and transfer(s) unto

Please Insert Social Security or
Other Identifying Number of Assignee

____________________________________

________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________
  (Please print or type name and address including postal zip code of Assignee)

the within Security of SANTANDER BANCORP and does hereby irrevocably constitute and appoint __________________ attorney to transfer the said Security on the books of the Company, with full power of substitution in the premises.

Dated:
       ------------------------------
                                        ----------------------------------------

                                        ----------------------------------------

NOTICE: The signature to this assignment must correspond with the name as written upon the face of the within instrument in every particular, without alteration or enlargement or any change whatever.